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                                                                    EXHIBIT 99.2

                                  RISK FACTORS

MATERIAL INFORMATION CONCERNING OUR OPERATING RESULTS AND FINANCIAL CONDITION FOR 2004 AND THE FIRST QUARTER OF 2005 IS NOT AVAILABLE, AND WE ARE UNABLE TO PREDICT WHEN IT WILL BECOME AVAILABLE.

        As a consequence of our failure to file our 2004 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2005, investors must evaluate whether to purchase or sell our securities without having current financial information concerning us. While we have sought the assistance of the staff of the Securities and Exchange Commission in resolving the uncertainty that has led to our delayed filings, we cannot predict whether or when such assistance will be received or when we will be in a position to file the reports.

AS A RESULT OF OUR FAILURE TO TIMELY FILE OUR PERIODIC REPORTS, OUR COMMON STOCK MAY BE DELISTED FROM THE NASDAQ NATIONAL MARKET AND HOLDERS OF RESTRICTED SHARES OF OUR COMMON STOCK ARE FURTHER RESTRICTED IN THEIR ABILITY TO RESELL SUCH SHARES.

        We have received notice from Nasdaq that our common stock is subject to delisting from The Nasdaq National Market as a result of our failure to timely file our 2004 Form 10-K and first-quarter 2005 10-Q. On May 19, 2005 we appeared before a Nasdaq Listing Qualifications Panel and requested continued listing pending our filing the delayed reports, but there can be no assurance that the Panel will grant our request. Delisting could adversely affect the liquidity and market price of our common stock.

        In addition, until we file our 2004 Form 10-K and first-quarter 2005 Form 10-Q, there will be inadequate information to permit resales of restricted shares of our common stock pursuant to Rule 144 under the Securities Act of 1933, as amended.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. In accordance with section 404 of the Sarbanes-Oxley Act of 2002, our management assessed the effectiveness of our internal controls over financial reporting as of December 31, 2004. To make this assessment, management used the criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in its Internal Control - Integrated Framework.

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        Management has presently identified five material weaknesses in our internal controls over financial reporting as of December 31, 2004. A material weakness, as defined in PCAOB Auditing Standard No. 2, is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weaknesses presently identified by management relate to: (1) the Company's Strategic Alliance Agreement with a subsidiary of Teva Pharmaceutical Industries Ltd. ("Teva"); (2) the Company's financial close and reporting process; (3) the Company's billing controls for non-electronic data interchange orders; (4) the Company's inventory valuation procedures; and (5) the Company's reserve for shelf stock protection.

Strategic Alliance Agreement with Teva

        In October 2004 we restated our first and second quarter 2004 results because, subsequent to the issuance of our financial statements for those periods, we determined that (i) certain customer credits on sales of Bupropion by Teva under our Strategic Alliance Agreement were not recorded in the proper periods, (ii) the Company's sales returns reserve for sales under the Agreement was not properly recorded, and (iii) certain sales invoices prepared by Teva were incorrectly prepared.

        In March 2005 Teva and Impax amended the agreement, effective as of January 1, 2005, the effect of which was to simplify the profit-sharing provisions and to replace certain previously estimated reserves and customer-specific price adjustments with fixed percentage deductions from invoice prices. As to those price adjustments that remain the subject of estimates under the agreement, Impax will continue to have sufficient access to Teva's records to enable Impax to arrive at its own estimates using the same methods it uses in connection with sales of its products not covered by the agreement. Within 90 days following each calendar year-end, Teva will provide an annual final accounting, a certification as to the completeness and accuracy of the sales data provided and an agreement to make no subsequent adjustments to such certified amounts. While we believe these amendments have corrected this material weakness, there can be no assurance that they will be effective in doing so.

Financial Close and Reporting Process

        During the 2004 year-end review and audit process, we identified a series of adjustments relating to complex transactions, inadequate supporting documentation for certain of our significant estimates, and errors in certain financial calculations and account reconciliations. As a result, we were unable to complete the financial close in a timely manner due to reliance on the manual processing of transactions and lack of sufficient accounting personnel. We are taking the following steps to correct this material weakness:

    o Increasing the number and quality of internal general ledger supervisory and accounting personnel trained in accounting and reporting under US GAAP;

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    o   Improving the quality of the supporting documentation related to our significant estimates;
    o Identifying accounting procedures and controls that can be automated rather than being performed manually and making enhancements accordingly;
    o Simplifying the process used to record and reconcile certain key account balances; and
    o   Improving the review process for certain key account balances.

Billing Controls for Non-EDI Customer Orders

        When customer orders are received via electronic data interchange (EDI), the price is verified using automated controls that cannot be overridden without managerial review and approval. In December 2004, we processed a manual customer order using the incorrect price. This error resulted from the override of a computer system control feature and was material to our financial results. We believe we corrected this material weakness during the first quarter of 2005 by increased training of employees involved in processing orders, by enhanced control over and review and approval of overrides to computer system control features at the time such transactions are processed, and by creating and implementing a price check edit report that is run and reviewed daily. This monitoring tool compares all prices invoiced during the previous business day to the authorized price list in effect at the time the invoice was processed and provides a means to identify and resolve price discrepancies in a timely manner.

Inventory Valuation

        We did not have adequate documentation to support management's conclusions regarding the net realizable value of certain products in inventory. Our year-end on-hand inventory included raw materials related to a product whose market launch and sale was prevented by an injunction obtained by the innovator company. As a result, it appeared unlikely that we would be able to market this product in 2005, while we pursued an appeal, filed in April 2005. A reserve to eliminate the carrying value of this asset was established and will be evaluated in 2005 as the litigation develops. The inventory also included potentially excess quantities of finished goods that we believed we could sell in the first quarter of 2005. Our documentation of the evaluation leading to this belief was lacking and participation by key members of management in the evaluation was not documented. Sales of this product in the first quarter were slower than anticipated and the product subsequently became short-dated in February 2005. The reserve for slow-moving inventory was updated as of December 31, 2004 to include these items.

        We plan to address this issue in the future by:

    o Clearly documenting management's analysis of slow moving inventory each month-end;
    o Keeping minutes of all meetings between the Sales and Finance departments regarding the potential sale of slow-moving finished goods;

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    o   Updating our inventory reserve policy to specifically define when items will be considered slow moving and to describe how the reserve is calculated.

Price Protection/Shelf Stock Accrual

        We maintain an accrual to reduce revenues when management believes there is a risk that competitors' actions may erode the prices of specific products in the marketplace. When competitors offer prices lower than ours, we may offer credits to our customers to match the competitors' prices, depending on market conditions and other competitive factors. When we match a competitor's lower price, we may issue credits to adjust the customer's on-hand inventory of our product to the lower price. At year-end, we maintained such an accrual for several of our products, but the supporting documentation related to the accrual was inadequate to allow an independent reviewer to independently calculate and understand the accrual. Competitor price reductions that we anticipated but did not document did not materialize, and our accrual proved to be higher than necessary when compared to actual price-protection credits issued during the first quarter of 2005. The accrual at December 31, 2004 was updated to reflect these additional facts. Management plans to address this weakness by clearly documenting the rationale used to arrive at its quarterly accrual for potential price protection credits.